Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Statement by Experts” and to the use of our report dated September 29, 2025 in the Registration Statement (Form 20-F) of Leoch Energy Inc.

/s/ Ernst & Young Hua Ming LLP

Shenzhen, The People’s Republic of China December 30, 2025